UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2006

Sprint Nextel Corporation

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-433-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective at the time of the spin-off by Sprint Nextel Corporation (“Sprint Nextel”) of its local communications business, known as Embarq Corporation (“Embarq”), all outstanding options to purchase Sprint Nextel common stock held by employees of Embarq were cancelled and replaced with options to purchase Embarq common stock. Outstanding options to purchase Sprint Nextel common stock held by directors of Sprint Nextel and employees (including executive officers) who remained with Sprint Nextel were adjusted by multiplying the number of shares subject to the options by 1.0955 and dividing the exercise price by the same number. This number was obtained by dividing the “regular way” closing price of Sprint Nextel common stock on the New York Stock Exchange on May 17, 2006 by the “ex-dividend” closing price of Sprint Nextel common stock on the New York Stock Exchange on May 17, 2006.

Also effective at the time of the spin-off, outstanding deferred shares representing Sprint Nextel stock granted under the Nextel Incentive Equity Plan were adjusted by multiplying the number of shares by the same number, 1.0955. Cash will be paid to the holders of the deferred shares in lieu of fractional shares.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 17, 2006, Sprint Nextel completed the spin-off of Embarq. Sprint Nextel distributed pro rata to its shareholders one share of Embarq common stock for every 20 shares of Sprint Nextel voting and non-voting common stock, or approximately 149.1 million shares of Embarq common stock. Cash was paid for fractional shares. The distribution of Embarq common stock is expected to be tax free to shareholders of Sprint Nextel; however, any cash payment made instead of fractional shares will generally be taxable.

In connection with the spin-off, Embarq transferred to Sprint Nextel approximately $2.1 billion in cash and approximately $4.5 billion of Embarq senior notes in partial consideration for, and as a condition to, Sprint Nextel’s transfer to Embarq of the local communications business. The cash and senior notes were transferred by Sprint Nextel to its finance subsidiary, Sprint Capital Corporation, in satisfaction of indebtedness owed by Sprint Nextel to Sprint Capital Corporation. Sprint Capital Corporation completed the sale of the senior notes to the public on May 19, 2006.

A registration statement on Form 10 describing the spin-off was filed by Embarq with the Securities and Exchange Commission and was declared effective on May 3, 2006.

Embarq offers regulated local communications services as an incumbent local exchange carrier to roughly 5% of U.S. households, with approximately 7.26 million consumer and business access lines, as of March 31, 2006. Embarq provides a suite of communications services, consisting of local and long distance voice and data services, including high-speed Internet access. The local communications business had 2005 net operating revenues of approximately $6.25 billion.

Item 8.01 Other Events

Daniel R. Hesse submitted his resignation as Chief Executive Officer, Local Telecommunications Division of Sprint Nextel effective May 17, 2006. He had previously been elected Chairman of the Board, President and Chief Executive Officer of Embarq.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

(1) Sprint Nextel Corporation Unaudited Pro Forma Condensed Consolidated Financial Information

(d) Exhibits

2	Separation and Distribution Agreement by and between Sprint Nextel Corporation and Embarq Corporation dated as of May 1, 2006 (filed as Exhibit 2.1 to Amendment No. 4 to the Form 10 of Embarq Corporation (File No. 001-32732) filed May 2, 2006 and incorporated herein by reference).

SPRINT NEXTEL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information presented below has been derived from and should be read in conjunction with the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and with the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The unaudited pro forma condensed consolidated financial information gives effect to the separation of our local communications business, known as Embarq Corporation, and distribution of its common stock to our shareholders. On the distribution date, May 17, 2006, we transferred certain assets and liabilities to Embarq in exchange for shares of common stock of Embarq and about $6.6 billion in the form of cash and senior notes. We distributed these shares of common stock of Embarq on a pro rata basis to our shareholders of record as of May 8, 2006 in a ratio of one Embarq share for every 20 shares of Sprint Nextel common stock. The unaudited pro forma condensed consolidated financial information is being presented because Embarq has not previously been presented as a discontinued operation in our consolidated financial statements included in previous filings. As a result, our historical results have been adjusted on a pro forma basis to give effect to the separation and distribution, or spin-off, of Embarq.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 gives effect to the spin-off as if it had occurred on March 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 2006 and for the years ended December 31, 2005, 2004, and 2003 give effect to the spin-off as if it had occurred on January 1, 2003.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable. The pro forma adjustments may differ from those that will be calculated to report Embarq as a discontinued operation in our future filings. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations or financial position would have been had the spin-off occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of our future results of operations or financial position.

The pro forma adjustments give effect to the following transactions:

•	The transfer of our local communications business to Embarq;

•	The delivery to us by Embarq of (1) approximately 149.1 million shares of Embarq’s common stock, (2) approximately $4.5 billion of senior notes of Embarq and (3) approximately $2.1 billion of cash;

•	The sale of the Embarq senior notes, and, with a portion of the proceeds, the pay off of our $3.2 billion term loan, both of which occurred on May 19, 2006;

•	The pro rata distribution to our shareholders of record as of the record date of all of the shares of Embarq common stock that we held, using a distribution ratio of one share of Embarq common stock for every 20 shares of Sprint Nextel common stock;

•	The transfer to Embarq of consumer and certain business long distance customers located in Embarq territories, as well as Embarq’s transfer to us of certain professional service and equipment customers;

•	The transfer to Embarq of all other assets and liabilities related to the ongoing operations of Embarq’s business that were previously operated on a shared basis with other of our businesses;

•	The dividend from, or contribution to, Embarq of the remaining non-commercial service-related intercompany balances, including an adjustment to provide that Embarq would have $200 million in cash as of the distribution date.

See the notes to unaudited pro forma condensed consolidated financial information for a more detailed discussion of these events.

SPRINT NEXTEL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2006
		Pro Forma Adjustments
	Historical	Distribution of Local Communications Business (1)	Customer Transfers (2)	Pro Forma
Net Operating Revenues	$11,548	$(1,477)	$(29)	$10,042

Operating Expenses
Costs of services and products	4,541	(492)	20	4,069
Selling, general and administrative	3,471	(315)	(15)	3,141
Restructuring and asset impairments	67	(30)	—	37
Depreciation and amortization	2,606	(260)	—	2,346

Total operating expenses	10,685	(1,097)	5	9,593

Operating Income	863	(380)	(34)	449
Interest expense	(408)	13	—	(395)
Other income, net	212	(50)	—	162

Income from continuing operations before income taxes	667	(417)	(34)	216
Income tax expense (3)	(248)	162	13	(73)

Income from Continuing Operations	419	(255)	(21)	143
Preferred stock dividends	(2)	—	—	(2)

Income from Continuing Operations Available to Common Shareholders	$417	$(255)	$(21)	$141

Basic earnings per common share from continuing operations	$0.14			$0.05

Basic weighted average common shares outstanding (4)	2,966			2,966

Diluted earnings per common share from continuing operations	$0.14			$0.05

Diluted weighted average common shares outstanding (4)	2,993			2,993

SPRINT NEXTEL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share amounts)

	Year Ended December 31, 2005
		Pro Forma Adjustments
	Historical	Distribution of Local Communications Business (1)	Customer Transfers (2)	Pro Forma
Net Operating Revenues	$34,680	$(5,903)	$(114)	$28,663

Operating Expenses
Costs of services and products	14,384	(1,945)	96	12,535
Selling, general and administrative	10,076	(1,117)	(57)	8,902
Restructuring and asset impairments	125	(83)	—	42
Depreciation and amortization	6,269	(1,069)	—	5,200

Total operating expenses	30,854	(4,214)	39	26,679

Operating Income	3,826	(1,689)	(153)	1,984
Interest expense	(1,351)	57	—	(1,294)
Other income, net	431	15	—	446

Income from continuing operations before income taxes	2,906	(1,617)	(153)	1,136
Income tax expense (3)	(1,105)	634	59	(412)

Income from Continuing Operations	1,801	(983)	(94)	724
Preferred stock dividends	(7)	—	—	(7)

Income from Continuing Operations Available to Common Shareholders	$1,794	$(983)	$(94)	$717

Basic earnings per common share from continuing operations	$0.88			$0.35

Basic weighted average common shares outstanding (4)	2,033			2,033

Diluted earnings per common share from continuing operations	$0.87			$0.35

Diluted weighted average common shares outstanding (4)	2,054			2,054

SPRINT NEXTEL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share amounts)

	Year Ended December 31, 2004
		Pro Forma Adjustments
	Historical	Distribution of Local Communications Business (1)	Customer Transfers (2)	Pro Forma
Net Operating Revenues	$27,428	$(5,794)	$(150)	$21,484

Operating Expenses
Costs of services and products	11,576	(1,748)	77	9,905
Selling, general and administrative	7,704	(1,234)	(68)	6,402
Restructuring and asset impairments	3,731	(53)	—	3,678
Depreciation and amortization	4,720	(1,071)	—	3,649

Total operating expenses	27,731	(4,106)	9	23,634

Operating Loss	(303)	(1,688)	(159)	(2,150)
Interest expense	(1,282)	70	—	(1,212)
Other expense, net	(18)	(8)	—	(26)

Loss from continuing operations before income taxes	(1,603)	(1,626)	(159)	(3,388)
Income tax benefit (3)	591	641	61	1,293

Loss from Continuing Operations	(1,012)	(985)	(98)	(2,095)
Earnings allocated to participating securities	(9)	—	—	(9)
Preferred stock dividends	(7)	—	—	(7)

Loss from Continuing Operations Available to Common Shareholders	$(1,028)	$(985)	$(98)	$(2,111)

Basic loss per common share from continuing operations (4)	$(0.71)			$(1.46)

Basic weighted average common shares outstanding (4)	1,443			1,443

Diluted loss per common share from continuing operations (4)	$(0.71)			$(1.46)

Diluted weighted average common shares outstanding (4)	1,443			1,443

SPRINT NEXTEL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share amounts)

	Year Ended December 31, 2003
		Pro Forma Adjustments
	Historical	Distribution of Local Communications Business (1)	Customer Transfers (2)	Pro Forma
Net Operating Revenues	$26,197	$(5,795)	$(212)	$20,190

Operating Expenses
Costs of services and products	10,592	(1,775)	63	8,880
Selling, general and administrative	7,674	(1,196)	(81)	6,397
Restructuring and asset impairments	1,951	(25)	0	1,926
Depreciation and amortization	4,973	(1,072)	0	3,901

Total operating expenses	25,190	(4,068)	(18)	21,104

Operating Income	1,007	(1,727)	(194)	(914)
Interest expense	(1,437)	81	0	(1,356)
Other expense, net	(74)	11	0	(63)

Loss from continuing operations before income taxes	(504)	(1,635)	(194)	(2,333)
Income tax benefit (3)	212	627	76	915

Loss from Continuing Operations	(292)	(1,008)	(118)	(1,418)
Preferred stock dividends	(7)	0	0	(7)

Loss from Continuing Operations Available to Common Shareholders	$(299)	$(1,008)	$(118)	$(1,425)

Basic loss per common share from continuing operations (4)	$(0.21)			$(1.01)

Basic weighted average common shares outstanding (4)	1,415			1,415

Diluted loss per common share from continuing operations (4)	$(0.21)			$(1.01)

Diluted weighted average common shares outstanding (4)	1,415			1,415

SPRINT NEXTEL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(in millions)

	As of March 31, 2006
		Pro Forma Adjustments
	Historical	Distribution of Local Communications Business (1)(3)	Receipt of Cash and Payment of Term Loan (5)	Allocation of Pension Plan (6)	Transfer of Shared Assets and Liabilities (3)(7)	Elimination of Intercompany Balances (8)	Pro Forma
Assets
Current assets
Cash and cash equivalents	$6,604	$(1)	$3,345	$0	$0	$(200)	$9,748
Other	8,609	(1,319)	0	0	(23)	430	7,697

Total current assets	15,213	(1,320)	3,345	0	(23)	230	17,445
Investments	2,365	0	0	0	11	0	2,376
Property, plant and equipment, net	31,449	(7,752)	0	0	(272)	0	23,425
Goodwill	24,003	(11)	0	0	(16)	0	23,976
FCC licenses	18,365	0	0	0	0	0	18,365
Other intangible assets, net	10,652	0	0	0	0	0	10,652
Other assets	721	(121)	0	9	(1)	0	608

Total	$102,768	$(9,204)	$3,345	$9	$(301)	$230	$96,847

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt and capital lease obligations	$5,772	$(122)	$(3,200)	$0	$0	$120	$2,570
Other	8,421	(1,152)	0	0	126	182	7,577

Total current liabilities	14,193	(1,274)	(3,200)	0	126	302	10,147
Long-term debt and capital lease obligations	20,178	(1,003)	0	0	0	340	19,515
Deferred income taxes	11,731	(1,232)	0	129	30	0	10,658
Postretirement and other benefit obligations	1,389	(578)	0	(285)	(42)	0	484
Other liabilities	2,662	(85)	0	(31)	(29)	0	2,517

Total liabilities	50,153	(4,172)	(3,200)	(187)	85	642	43,321

Shareholders’ equity
Common stock	5,874	0	0	0	0	0	5,874
Additional paid in capital	46,446	(5,495)	6,585	250	(380)	(412)	46,994
Retained earnings	1,024	(41)	(40)	0	(6)	0	937
Accumulated other comprehensive loss	(729)	504	0	(54)	0	0	(279)

Total shareholders’ equity	52,615	(5,032)	6,545	196	(386)	(412)	53,526

Total	$102,768	$(9,204)	$3,345	$9	$(301)	$230	$96,847

SPRINT NEXTEL CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

(1)	Reflects the May 17, 2006 distribution of our local communications business to Embarq. In exchange for this business, Embarq delivered to us approximately 149.1 million shares of Embarq common stock, using a distribution ratio of one share of Embarq common stock for every 20 shares of Sprint Nextel common stock. Embarq also delivered cash and notes aggregating approximately $6.6 billion (see note 5). We distributed the Embarq common stock to our shareholders of record as of May 8, 2006. As a result of the distribution of the local communications business to Embarq, and the associated distribution of Embarq common stock to our shareholders, the pro forma adjustments reflect the elimination of the financial results, assets, liabilities, and equity associated with our local communications business. Certain general corporate support costs previously allocated to our local communications business are included in our continuing operations.

(2)	Reflects adjustments to net operating revenues, related operating expenses, and income from continuing operations resulting from the transfer to Embarq of consumer and certain business long distance customers located in Embarq territories, Embarq’s transfer to us of certain professional service and equipment customers, and estimates of certain long distance services to be provided by us to Embarq. Following the spin-off, we will provide long distance services at wholesale rates to Embarq related to those transferred customers under a commercial services agreement.

(3)	Represents the estimated income tax effects of the pro forma adjustments. As a result of the transfers of assets and customers to Embarq that occurred immediately prior to the spin-off, Sprint Nextel will incur income tax expense of approximately $47 million. This has not been included as a pro forma adjustment to the condensed consolidated statements of operations due to its non-recurring nature but has been recorded in the condensed consolidated balance sheet as of March 31, 2006.

(4)	As the effects of potentially dilutive securities were antidilutive, both basic loss per common share from continuing operations and diluted loss per common share from continuing operations reflect the same calculation for the years ended December 31, 2004 and 2003.

Our number of common shares outstanding did not change as a result of the spin-off.

Options to purchase shares of our stock held by Sprint Nextel employees who became Embarq employees were replaced by new options to purchase shares of Embarq common stock. The exercise price of, and number of shares of Sprint Nextel common stock underlying, options to purchase shares of Sprint Nextel common stock held by any other current or former Sprint Nextel employee and Sprint Nextel directors were adjusted to maintain the aggregate intrinsic value of the options, pursuant to the terms of the applicable Sprint Nextel equity incentive plans, taking into account the change in the value of the Sprint Nextel common stock as a result of the distribution. Sprint Nextel restricted stock units, or RSUs, awarded pursuant to the Sprint Nextel equity incentive plans and held by employees and Sprint Nextel directors at the time of the distribution generally continue to represent the right to receive shares of Sprint Nextel common stock and, in addition, the holders of these RSUs received RSUs granted by Embarq that represent the right to receive the number of shares of Embarq common stock equivalent to the number of shares of Embarq common stock that would be received with respect to each share of Sprint Nextel common stock issuable under the RSU at the time of the distribution. Deferred shares awarded pursuant to the Nextel equity plan and held by employees at the time of the distribution continue to represent the right to receive shares of Sprint Nextel common stock, and the number of such shares was adjusted to maintain the aggregate fair value, taking into account the change in the value of the Sprint Nextel common stock as a result of the distribution. The change in the number of diluted weighted average common shares outstanding resulting from these changes to the number of outstanding stock options and deferred shares is not expected to be significant. Additionally, incremental expense resulting from the modifications to stock-based awards is not expected to be significant, and has not been included as a pro forma adjustment.

(5)	Reflects (1) the receipt of cash of approximately $2.1 billion from Embarq, (2) the receipt of proceeds from the sale by Sprint Capital Corporation of approximately $4.5 billion of senior notes issued by Embarq, and (3) the pay off of Sprint Nextel’s $3.2 billion term loan. Sprint Nextel received the senior notes from Embarq and transferred them to Sprint Capital Corporation in satisfaction of intercompany indebtedness. On May 19, 2006, Sprint Capital Corporation sold the notes in an underwritten offering, and a portion of the proceeds were used to pay off Sprint Nextel’s $3.2 billion term loan. As part of the separation and distribution agreement, Sprint Nextel agreed to pay approximately $40 million of costs related to the offering of the senior notes to the public. This has not been included as a pro forma adjustment to the condensed consolidated statements of operations due to its non-recurring nature but has been recorded in the condensed consolidated balance sheet as of March 31, 2006.

SPRINT NEXTEL CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

(6)	Reflects the transfer to Embarq of a portion of the Sprint Nextel defined benefit pension plan representing the estimated accumulated benefit obligation and fair value of plan assets with respect to the active and retired employees of Embarq. The amounts were determined by an independent actuary and are consistent with the Internal Revenue Code of 1986, U.S. Treasury Regulations and the Employee Retirement Income Security Act of 1974, as amended, or ERISA, guidelines. The assumptions used to estimate the benefit obligation were as follows: (1) discount rate of 5.75%, (2) long-term rate of return on plan assets of 8.75% and (3) blended rate of future pay raises of 4.25%. These amounts are subject to final actuarial valuations.

(7)	Reflects the transfer to Embarq of certain assets and liabilities related to the operations of Embarq’s business that were previously utilized or incurred on a shared basis with other of our businesses. Operating expenses associated with these shared assets and liabilities were previously allocated to the local communications business, and no additional pro forma adjustments are required with respect to the unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 2006 and for the years ended December 31, 2005, 2004, and 2003.

(8)	Reflects the elimination of intercompany balances, including related party notes payable, except for the amounts associated with normal commercial services provided to or by Embarq. Also included is an adjustment to provide that Embarq had $200 million in cash as of the distribution date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprint Nextel Corporation

May 23, 2006	By:	/s/ Michael T. Hyde
	Name:	Michael T. Hyde
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2	Separation and Distribution Agreement by and between Sprint Nextel Corporation and Embarq Corporation dated as of May 1, 2006 (filed as Exhibit 2.1 to Amendment No. 4 to the Form 10 of Embarq Corporation (File No. 001-32732) filed May 2, 2006 and incorporated herein by reference.) *

*	Schedules and/or exhibits not filed will be furnished to the Securities and Exchange Commission upon request.